DECLARATION OF THE SOLE DIRECTOR
OF
HUALE ACOUSTICS CORPORATION

PURSUANT TO SECTION 237(3)(b) OF THE COMPANIES LAW (2018 REVISION)

The undersigned, being the sole director of Huale Acoustics Corporation, a Nevada corporation, hereby declares, in furtherance of the proposed merger of Huale Acoustics Corporation (the "**Company**") with and into HUALE ACOUSTICS LIMITED, an exempted company formed under the laws of the Cayman Islands, (the "**Merger**") as follows:

(a) the Merger is permitted or not prohibited by the constitutional documents of the Company and by the laws of the State of Nevada, and those laws and any requirements of those constitutional documents have been or will be complied with;

(b) no petition or other similar proceeding has been filed and remains outstanding, and no order has been made or resolution adopted to wind up or liquidate the Company in the State of Nevada;

(c) no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the Company, its affairs or its property or any part thereof;

(d) no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the Company are and continue to be suspended or restricted;

(e) the Company is able to pay its debts as they fall due and the Merger is bona fide and not intended to defraud unsecured creditors of the Company;

(f) in respect of the transfer of any security interest granted by the Company to HUALE ACOUSTICS LIMITED –

> (i) consent or approval to the transfer has been obtained, released or waived;
>
> (ii) the transfer is permitted by and has been approved in accordance with the constitutional documents of the Company; and
>
> (iii) the laws of the State of Nevada with respect to the transfer have been or will be complied with; and

(g) the Company will, upon the Merger becoming effective, cease to be incorporated, registered or exist under the laws of the State of Nevada.

This declaration is made with the knowledge that the directors of HUALE ACOUSTICS LIMITED will rely hereon in making a declaration pursuant to Section 237(3) of the Companies Law.

IN WITNESS WHEREOF the undersigned hereby declares the above statements to be true and correct as of this 23rd day of April, 2019.

HUANG Zhicheng, Sole Director

East Room 902 Building 3 East
Saige Sci-Tech. Park.
Futian District
Shenzhen
Guangdong Province
China 518000